As filed with the Securities and Exchange Commission on April 20, 2021 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Instil Bio, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	83-2072195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3963 Maple Avenue, Suite 350
Dallas, TX 75219
(Address of principal executive offices)(Zip code)

2021 Equity Incentive Plan
2018 Stock Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)
Bronson Crouch
Chief Executive Officer
Instil Bio, Inc.
3963 Maple Avenue, Suite 350
Dallas TX 75219
(972) 499-3350
(Name and address of agent for service)(Telephone number, including area code, of agent for service)
Copies to:

Divakar Gupta Madison A. Jones Brent B. Siler Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer X	Smaller reporting company X
Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000001 per share
– Outstanding under the 2018 Stock Incentive Plan (Options)	17,664,096(2)	$2.65(7)	$46,809,854.40(7)	$5,106.96
– Outstanding under the 2021 Equity Incentive Plan (Options)	454,000(3)	$22.02(8)	$9,997,080.00(8)	$1,090.68
– Shares reserved for future grant under the 2021 Equity Incentive Plan	12,400,437(4)(5)	$18.27(9)	$226,555,983.99(9)	$24,717.26
– Shares reserved for future grant under the 2021 Employee Stock Purchase Plan	1,237,000(6)	$18.27(9)	$22,599,990.00(9)	$2,465.66
Total	31,755,533		$305,962,908.39	$33,380.56

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.000001 (the “Common Stock”), that become issuable under the Registrant’s 2018 Stock Incentive Plan (the “Pre-IPO Plan”), 2021 Equity Incentive Plan (the “IPO Plan”), or 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)    Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the Pre-IPO Plan.

(3)    Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the IPO Plan.
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(4)    Pursuant to the terms of the IPO Plan, any shares (A) subject to outstanding awards originally granted under the Pre-IPO Plan that: (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Registrant; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award shall become available for future issuance pursuant to the IPO Plan.

(5)    The number of shares reserved under the IPO Plan will automatically increase on the first day of each fiscal year, starting on January 1, 2022 and continuing through January 1, 2031, in an amount equal to 5.0% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year or a lesser number of shares determined by the Board of Directors of the Registrant (the “Board”). The issuance of such shares is not being registered on this Registration Statement.

(6)    The number of shares reserved under the 2021 ESPP will automatically increase on the first day of each fiscal year, starting on January 1, 2022 and continuing through January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of the Registrant’s common stock outstanding on December 31st, of the preceding calendar year and (ii) 2,474,000 shares; provided, however, that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). The issuance of such shares is not being registered on this Registration Statement.

(7)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated using the weighted-average exercise price for such shares.

(8)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated using the weighted-average exercise price for such shares.

(9)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the common stock as reported on The Nasdaq Global Select Market on April 16, 2021 (i.e., $19.07 and $17.47, respectively).

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by Instil Bio, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
    (a) The Registrant’s prospectus dated March 22, 2021 filed pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-253620), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;
(b) The Registrant’s Current Reports on Form 8-K (File No. 001-40215) filed with the Commission on March 23, 2021 and April 13, 2021 to the extent the information in such reports is filed and not furnished; and
(c) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 15, 2021 (File No. 001-40215) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
    All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4.    DESCRIPTION OF SECURITIES
See the description of the Registrant’s Capital Stock contained in the Registration Statement on Form S-1 (File No. 333-253620).
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ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect upon the closing of the initial public offering permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect upon the closing of the initial public offering provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.    EXHIBITS

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Schedule Form	File Number	Exhibit	Filing Date
5.1	Opinion of Cooley LLP					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included in signature pages of Registration Statement)					X
99.1	2021 Equity Incentive Plan and Forms of Option Grant Notice and Agreement, Exercise Notice, Early Exercise Notice and Restricted Stock Award Notice	S-1	333-253620	10.2	March 15, 2021
99.2	2018 Stock Incentive Plan and Forms of Stock Option Agreement, Notice of Stock Option Grant and Notice of Exercise and Common Stock Purchase Agreement	S-1	333-253620	10.3	February 26, 2021
99.3	2021 Employee Stock Purchase Plan	S-1	333-253620	10.4	March 15, 2021
ITEM 9.    UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(3)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is
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contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
    (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
    (4)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 20th day of April, 2021.
Instil Bio, Inc.
By: /s/ Bronson Crouch
    Name: Bronson Crouch
    Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bronson Crouch and Sandeep Laumas, M.D., and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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Name	Position	Date

/s/ Bronson Crouch	Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2021
Bronson Crouch

/s/ Sandeep Laumas, M.D.	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	April 20, 2021
Sandeep Laumas, M.D.

/s/ Gwendolyn Binder, Ph.D.	Director	April 20, 2021
Gwendolyn Binder, Ph.D.

/s/ Neil Gibson, Ph.D.	Director	April 20, 2021
Neil Gibson, Ph.D.

/s/ George Matcham, Ph.D.	Director	April 20, 2021
George Matcham, Ph.D.

/s/ R. Kent McGaughy, Jr.	Director	April 20, 2021
R. Kent McGaughy, Jr.

/s/ Jack Nielsen	Director	April 20, 2021
Jack Nielsen

/s/ Nimish Shah	Director	April 20, 2021
Nimish Shah

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